UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                   May 7, 2004

                            Critical Home Care, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                    000-31249                          88-0331369
             (Commission File Number)  (IRS Employer Identification No.)

       762 Summa Avenue, Westbury, New York                 11590
     (Address of Principal Executive Offices)            (Zip Code)

                                 (516) 997-1200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 1. Change of Control

     On April 28, 2004, Critical Home Care, Inc. (the "Company") filed with the Securities and Exchange Commission (the "SEC") an Information Statement pursuant to Rule 14f-1 of the Securities Exchange Act of 1934. This Information Statement concerned a change in control of the Company's Board of Directors that is described in Item 2 of this Current Report on Form 8-K and became effective on May 10, 2004.

     Pursuant to the terms and conditions of the Agreement and Plan of Merger dated May 7, 2004, as described in Item 2 below, John E. Elliott ("Elliott"), Chief Executive Officer, and Lawrence R. Kuhnert ("Kuhnert"), Chief Operating Officer, received 21,300,000 shares of Common Stock, or 27.9%, of the issued and outstanding shares of the Company. Elliott and Kuhnert are deemed to be the beneficial owners of 17.4% and 11.6%, respectively, of the Company's common stock giving effect to their presently outstanding Class A Warrants, exclusive of stock options which are not currently exercisable.

     The consideration tendered by Elliott and Kuhnert was all of the issued and outstanding shares of RKDA, Inc. The basis of their control of the Company is their stock ownership of the Company and their control of the Board of Directors, as described in Item 2 below, and more fully in the Information Statement.

     As described below in Item 2 under "Comerica Bank Credit Agreement," RKDA granted Comerica Bank a first priority security interest in all of the capital stock of Arcadia Services, Inc. and in the assets of Arcadia's subsidiaries. Elliott and Kuhnert each executed a personal guaranty to Comerica Bank; however, they did not pledge their capital stock of the Company.

Item 2. Acquisition or Disposition of Assets

The Arcadia Acquisition

     On May 10, 2004, CHC Sub, Inc., a wholly-owned subsidiary of the Company, merged with and into RKDA, Inc. (the "RKDA Merger") a recently formed Michigan corporation. RKDA's assets consist of all of the capital stock of Arcadia Services, Inc. and the membership interests of SSAC, LLC d/b/a Arcadia Rx (collectively "Arcadia"). RKDA acquired Arcadia Services, Inc. on May 7, 2004 pursuant to a Stock Purchase Agreement ("SPA") by and among RKDA, Arcadia, Addus HealthCare, Inc. ("Addus") and W. Andrew Wright.

     Arcadia Services is a national provider of staffing and home care services currently operating in 22 states. Arcadia operates through 56 affiliated and 18 company-owned offices. Arcadia's medical staffing includes registered nurses, licensed practical nurses, certified nursing assistants, respiratory therapists, technicians and medical assistants. Its non-medical staffing includes light industrial, clerical and technical personnel. Arcadia's home care staffing includes personal care aides, home care aides, homemakers and companions. Arcadia also offers physical therapists, occupational therapists, speech pathologists and medical social workers.




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     The RKDA Merger occurred  pursuant to an Agreement and Plan of Merger dated
May 7, 2004, by and among Critical, RKDA, CHC Sub, David Bensol ("Bensol") then the Company's Chief Executive Officer and now its Executive Vice President, Elliott who became the Company's Chief Executive Officer and a director and Kuhnert who became Chief Operating Officer and a director. Elliott and Kuhnert had no material relationship with the Company or its affiliates prior to this transaction.

     The consideration paid to Elliott and Kuhnert for all the issued and outstanding shares of RKDA was 21,300,000 shares of Common Stock of the Company, plus 1 million Class A Warrants substantially the same as the Class A Warrants issued in the Company's Regulation D Offering described below in Item 5. Elliott and Kuhnert, the sole owners of Arcadia Rx, contributed their membership interests in Arcadia Rx to RKDA simultaneously with RKDA's acquisition by the Company. Arcadia Rx is a mail service pharmacy based in Paducah, Kentucky. Bensol contributed 1,300,000 shares of Common Stock owned by him back to the Company as part of this transaction and also settled certain Company obligations on behalf of the Company.

Change in Control of the Board

     Pursuant to the terms of the Agreement and Plan of Merger, John E. Elliott, II and Lawrence A. Kuhnert were elected to the Company's Board of Directors by David Bensol and Mitchell Cooper, the two remaining directors, and Elliott and Kuhnert have the right to elect a third director to the Board. Dr. Barbara Levine and Bradley Smith resigned from the Company's Board of Directors upon the completion of the Merger. Pursuant to an Information Statement filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 14F-1, Elliott and Kuhnert obtained control of the Board of Directors, effective May 10, 2004, although they currently hold only two of the four seats on the Board of Directors. Under a Voting Agreement entered into with David Bensol and Bradley Smith and in excess of a majority of the Regulation D Investors (see Item 5 below), the parties agreed to vote or cause to be voted a sufficient percentage of the voting securities owned by them for the nominees of Elliott and Kuhnert so that at all times during the term of the Agreement a majority of the Board of Directors will consist of persons nominated by Elliott and Kuhnert. The Voting Agreement shall remain in effect until the earlier of (a) the date that neither Elliott nor Kuhnert are executive officers of the Company, (b) the date that Elliott and Kuhnert fail to collectively own at least 10% of the outstanding voting securities of the Company, or (c) the expiration of the maximum period of time that applicable law allows for a voting agreement to remain in effect.

Escrow of Critical Home Care Common Stock

     John E. Elliott, II, Lawrence Kuhnert and David Bensol have escrowed 6 million, 4 million and 2 million shares of Critical Home Care Common Stock, respectively pursuant to Escrow Agreements dated as of May 7, 2004 (collectively, the "Escrow Shares"). Fifty (50%) percent of the Escrow Shares will be released from escrow in each of the next two twelve-month periods, if RKDA, in the case of Elliott and Kuhnert, and the Company, in the case of Bensol, meets the following milestones: for the 12 month period ending March 31, 2006, an Adjusted EBITDA (as defined) of $9.7 million and for the 12 month period March 31, 2007, an Adjusted EBITDA of $12.5 million. Alternatively, the Escrow Shares shall be released in 2007 if RKDA, in the case of Elliott and Kuhnert, and the Company, in the case of Bensol, obtains an Adjusted EBITDA for the two 12 month periods ending March 31, 2007 of at least $22.2 million. In addition, for any of the Escrow Shares to be released pursuant to the foregoing thresholds, the Company's, in the case of Bensol, and RKDA's, in the case of Kuhnert and Elliott, Debt to Adjusted EBITDA ratio must be 2.0 or less for both fiscal periods. Nevertheless, twenty (20%) percent of the Escrow Shares (2.4 million shares) will be released if the Company's Common Stock remains at least $1.00 per share for 30 consecutive trading days or the average closing price for any consecutive 45 day period is at least $1.00 per share, even if the EBITDA thresholds are not met.



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     Notwithstanding  anything  to the  contrary,  all Escrow  Shares  which the respective shareholders shall receive and all dividends payable with respect to the shares shall be voted as though the shares were not subject to escrow.

Additional Agreements

     The Company agreed to register the 21.3 million shares, the 1 million Class A Warrants, and the shares underlying the Class A Warrants issued to Elliott and Kuhnert as consideration for all the issued and outstanding shares of RKDA. The Shares shall be registered with the SEC along with all of the Regulation D Investors within 90 days of the final closing of the Regulation D Offering.

     Elliott and Kuhnert were granted preemptive rights for a period of three years to acquire additional shares of Common Stock of the Company to maintain their percentage ownership of the Company. As of May 10, 2004, the effective date of the Merger, there were 76,393,351 shares of Common Stock issued and outstanding of which Elliott and Kuhnert owned 21.3 million shares, or 27.9%.

     Elliott, Kuhnert, and Bensol entered into substantially similar Employment Agreements on May 7, 2004, as Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President, respectively. Each agreement is for three years, automatically renewable for successive one-year periods unless terminated on three months' prior written notice. Each officer is being paid $150,000 per annum in salary and is eligible to receive a discretionary annual bonus determined by the Board of Directors. If either Elliott, Kuhnert, or Bensol's Employment Agreement is terminated by the Company other than for cause (as defined) or by the executive for good reason (as defined) then such executive shall receive twice his base salary. Upon a change in control, other than this transaction, if the executive is terminated by the Company other than for cause or by the executive for good reason, the executive shall receive three times his total compensation for the past year. Each executive agreed not to compete with the Company within North America for the one-year-period following termination of his employment.

     Elliott and Kuhnert were each granted stock options to purchase 4 million shares of Common Stock exercisable at $.25 per share. The options shall vest in six tranches provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring. The options may be executed by Elliot and Kuhnert as long as they are employed by the Company and for one year from termination if they are terminated for any reason.

RKDA Purchase of Arcadia Services

     Pursuant to a Stock Purchase Agreement entered into as of May 7, 2004, RKDA purchased all of the capital stock of Arcadia Services, Inc. from Addus HealthCare, Inc., an Illinois corporation. The purchase price for the capital stock of Arcadia was $16.6 million plus payment of $557,109 of bonus payments to certain key employees. The purchase of Arcadia was financed, in part, by the Company's loan of $5 million to RKDA just prior to the merger, a revolving bank loan (described below) initially in the amount of $11.5 million, a $100,000 cash deposit, plus an unsecured subordinated promissory note from Arcadia to Addus in the amount of $500,000, one of the purposes of which was to fund valid indemnification claims against Addus and/or Wright.




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Comerica Bank Credit Agreement

     On May 7, 2004, Arcadia Services, Inc. and three wholly-owned subsidiaries entered into a Loan Agreement with Comerica Bank. The agreement provides the borrowers with a revolving credit facility of up to $12 million through May 7, 2006. The initial advance on May 7, 2004, was in the amount of $11.5 million. The initial advance was immediately distributed up to RKDA, Inc. to fund a portion of the purchase price of the capital stock of Arcadia by RKDA from Addus. All other advances under the credit facility shall be used solely for working capital purposes. RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia. The Arcadia subsidiaries granted the bank security interests in all of their assets and Addus subordinated indebtedness of Arcadia to Arcadia's indebtedness to Comerica Bank. RKDA and its former principals, Elliott and Kuhnert, each executed a guaranty to Comerica Bank over all indebtedness of Arcadia and its subsidiaries.

     Advances under the credit facility bear interest at the prime-based rate (as defined) or the Eurodollar - based rate (as defined), at the election of borrowers. Arcadia agreed to various financial covenant ratios; to have any person who acquires Arcadia capital stock to pledge such stock to Comerica Bank, and along with Elliott and Kuhnert, to customary negative covenants.

Item 5.   Other Events.

     On May 7, 2004, the Company completed the minimum $8 million of a Regulation D Private Placement (the "Offering"). The Company subsequently sold an additional $205,000 of securities and terminated the Offering. The Company sold an aggregate of 32,820,000 shares at $.25 per share together with 3,282,000 Class A Warrants exercisable for 7 years at $.50 per share. The Placement Agent received warrants to purchase 2,282,000 Shares, exercisable on a cashless basis for 7 years at $.50 per share. The Placement Agent also received 10% sales commissions and reimbursement of out-of-pocket expenses.

     The Company used $5 million of the net proceeds to complete the Arcadia Acquisition described in Item 2 above; approximately
$164,000 for the repayment of indebtedness and the balance for working capital.

Item 7. Financial Statements, Pro Forma Financial Informational Exhibits

(a) Financial Statement of Business Acquisition - To be filed by amendment within 60 days after the date that this initial report on Form 8-K must be filed, which is May 24, 2004.

(b) Pro Forma Financial Information -To be filed by amendment within 60 days after the date that this initial report on Form 8-K must be filed, which is May 24, 2004.



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(c)      Exhibits -

2.1 Agreement and Plan of Merger dated May 7, 2004 by and among RKDA, Inc., CHC Sub, Inc., Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and David Bensol.

2.2 Membership Interest Contribution Agreement dated May 7, 2004, by and among RKDA, Inc. John E. Elliott, II, and Lawrence Kuhnert.

2.3 Stock Purchase Agreement dated as of May 7, 2004 by and among RKDA, Inc., Arcadia Services, Inc., Addus Healthcare, Inc. and W. Andrew Wright.

3.1  Amended and Restated Articles of Incorporation of Critical Home Care, Inc.

3.2  Articles of Incorporation of RKDA, Inc.

3.3  By-laws of RKDA, Inc.

4.1  Form of Regulation D Class A Common Stock Purchase Warrant

4.2  Class A Warrant issued to John E. Elliott, II

4.3  Class A Warrant issued to Lawrence Kuhnert

9.1  Form of Voting Agreement.

10.1 Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and Lawrence Kuhnert.

10.2 Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and John E. Elliott, II.

10.3 Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol.

10.4 Termination of Employment Agreement and Release dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol.

10.5 Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and Nathan Neuman & Nathan P.C.

10.6 Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., David Bensol and Nathan Neuman & Nathan P.C.




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10.7 Stock Option Agreement dated May 7, 2004,  between Critical Home Care, Inc.
     and John E. Elliott, II.

10.8 Stock Option Agreement dated May 7, 2004, between Critical Home Care, Inc. and Lawrence Kuhnert

10.9 Agreement of Modification (without exhibits) dated May 6, 2004, among Critical Home Care, Inc. and David Bensol and All Care Medical Products Corp., Luigi Piccione and S&L Realty, LLC.

10.10Credit  Agreement  dated as of May 7, 2004, by and among Arcadia  Services,
     Inc., Arcadia Health Services, Inc. Grayrose, Inc. and Arcadia Health Services of Michigan, Inc.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CRITICAL HOME CARE, INC.
                                              (Registrant)

Date: May 21, 2004                    By:     /s/ David Bensol
                                              ------------------
                                               David Bensol,
                                               Executive Vice President
















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